Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maria T. Jones
Mark J. Headley               Scott S. Rosenblum              Maxwell M. Rabb
Robert M. Heller              Michele D. Ross                 James Schreiber
Philip S. Kaufman             Howard J. Rothman                   Counsel
Peter S. Kolevzon             Max J. Schwartz                      _____
Kenneth P. Kopelman           Mark B. Segall
Michael Paul Korotkin         Judith Singer                M. Frances Buchinsky
Shari K. Krouner              Howard A. Sobel                Abbe L. Dienstag
Kevin B. Leblang              Jeffrey S. Trachtman          Ronald S. Greenberg
David P. Levin                Jonathan M. Wagner             Debora K. Grobman
Ezra G. Levin                 Harold P. Weinberger         Christian S. Herzeca
Larry M. Loeb                 E. Lisk Wyckoff, Jr.               Jane Lee
                                                             Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------


                                 August 19, 1997

Guinness Flight Investment Funds
225 South Lake Avenue
Suite 777
Pasadena, California  91101

                  Re:      Guinness Flight Investment Funds
                           Registration Statement on Form N-1A
                           (ICA No. 811-8360; File No. 33-75340
                           ------------------------------------


Gentlemen:

         We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-1A.

                                       Very truly yours,



                                       /s/ Kramer, Levin, Naftalis & Frankel
                                       -------------------------------------